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                                                            EXHIBIT 23.3


                         CONSENT OF INDEPENDENT AUDITORS


   We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-1 No. 333-____) and related Prospectus of PLATINUM TECHNOLOGY, INC. for the registration of 5,000,000 shares of its common stock and to the use of our report dated September 2, 1994, with respect to the consolidated statements of income, stockholders' equity, and cash flows of Altai, Inc. for the years ended July 31, 1994 and 1993, which financial statements are not separately presented in PLATINUM TECHNOLOGY, INC.'S Registration Statement and Prospectus referred to above.


                                   ERNST & YOUNG LLP
Fort Worth, Texas
July 5, 1996